UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2018

Twenty-First Century Fox, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32352	26-0075658
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-852-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2018, 21st Century Fox America, Inc., a wholly owned subsidiary of Twenty-First Century Fox, Inc. (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Mr. John P. Nallen, Senior Executive Vice President and Chief Financial Officer of the Company, effective immediately. The Letter Agreement, among other things, amends Mr. Nallen’s employment agreement dated as of July 1, 2013, and as amended as of July 1, 2015, (the “Employment Agreement”) to extend the term of employment through June 30, 2021. All other substantive terms of Mr. Nallen’s Employment Agreement, including Mr. Nallen’s compensation, remain unchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Twenty-First Century Fox, Inc.

June 22, 2018	By:	/s/ Janet Nova

Name: Janet Nova
Title: Executive Vice President and Deputy Group General Counsel